Exhibit 99.1

Northern Oil and Gas, Inc. Announces Permian Basin Expansion With Significant Transaction

HIGHLIGHTS

•	Agreement to acquire non-operated properties located in the Permian Basin from entities affiliated with Veritas Energy, LLC

•	Purchase price of $406.5 million in cash and ~1.9 million common equity warrants with an exercise price of $28.30 per share

•	Current production of ~11,500 Boe per day (3-stream basis) or ~9,100 Boe per day (60% oil, 2-stream) with an estimated PV-10 on the PDP, WIPs/AFEs of approximately $429 million

•	Significant upside associated with approximately 6,000 net acres in the core of the Delaware Basin including over 40 risked net undeveloped Delaware locations

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Forward 1-year unhedged cash flow from operations expected to be approximately $185 million at current strip pricing, representing an attractive cash purchase price transaction multiple of approximately 2.2x

•	Significantly accretive to key valuation metrics, including TEV / EBITDA, earnings per share and free cash flow

•	Leverage ratio enhancing on a forward basis based on contemplated financings

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Upon closing of the acquisition, management intends to submit another request to the Board of Directors to raise the quarterly dividend 50% to $0.12 per share (from $0.08 per share), marking the third increase to NOG’s dividend since its initiation in the second quarter of 2021

•	Pro forma Northern forecasts becoming a 70,000+ Boe per day company from a diversified asset base, with greater than 40% of Northern’s 2022 production expected to come from the Permian and Marcellus

Northern Oil and Gas, Inc. (NYSE American: NOG) (“Northern”) today announced that it has agreed to acquire substantially all of the non-operated Permian Basin assets (the “Assets”) owned by certain entities affiliated with Veritas Energy, LLC (“Veritas” or the “Seller”).

PERMIAN BASIN ACQUISITION

Northern has entered into a definitive agreement to acquire non-operated oil and gas properties located in the Delaware and Midland Basins for a cash purchase price of $406.5 million, subject to typical closing adjustments. The assets are primarily located in Lea and Eddy counties, NM, and Loving, Reeves, Ward and Winkler counties, TX.

As part of the transaction, Northern will issue the Seller ~1.9 million seven-year equity warrants with a strike price of $28.30 at closing. Northern expects to commence a public equity offering to fund a portion of the acquisition.

Current production on the assets is approximately ~9,100/11,500 Boe per day (2-stream/3-stream, ~60% oil), and Northern expects average production of more than 10,500 Boe per day in 2022 (2-stream, ~60% oil). During the pre-closing period, Northern expects the assets to generate approximately $43 to $45 million of cash flow from operations in the fourth quarter of 2021 with $50 million of capital expenditures and expected closing adjustments. Northern expects the assets to be immediately self-funding at closing. Forward 1-year unhedged cash flow from operations from the effective date is expected to be approximately $185 million and 2022 unhedged cash flow from operations is expected to exceed $180 million, based on current strip pricing. Northern expects $35 to $40 million in capital expenditures on the assets in 2022. The acquired assets include 31.7 net producing wells, 5.6 net wells in process, 4.0 AFE’d or permitted net wells and 40.8 risked net future development locations. The assets are managed by multiple, best-in-class operators in the Permian Basin, including Mewbourne, Devon, ConocoPhillips, and EOG as the largest operators accounting for an estimated 64% of the expected 2022 production across the Assets.

The effective date for the transaction is October 1, 2021 and Northern expects to close the transaction in the first quarter of 2022.

RISK MANAGEMENT

In connection with signing the transaction, the Company plans to hedge a substantial portion of the expected oil and natural gas production on the acquired Assets for 2022 and additional hedges for PDP volumes in 2023 and 2024.

INCREASED STOCKHOLDER RETURNS

Given the strong cash flows from the Assets, Northern’s Management intends to submit a request to the Board of Directors for a 50% increase to the common stock dividend for the first quarter of 2022, for shareholders on record as of March 30, 2022. If approved, this increase to a dividend of $0.12 per common share would represent a 300% increase since Northern’s initiation of a dividend program in May 2021. Under Delaware law, the Board may not declare a dividend more than 60 days before the record date.

MANAGEMENT COMMENTS

“This transaction completes the strategic transformation of our business that began in 2018,” commented Nick O’Grady, Chief Executive Officer of Northern. “It will drive immediate significant accretion across the board to our investors, increased cash returns, and importantly, creates a truly diversified business of scale, with substantial free cash flow that can self-fund future growth.”

“The Veritas transaction marks our fourth significant transaction in 2021 as we return focus to the Delaware basin, further scaling our business and building inventory with premier operators,” commented Adam Dirlam, Chief Operating Officer of Northern. “Northern continues to set the standard for non-operated energy management and will remain steadfast in our focus on consolidating high quality, low-breakeven assets.”

CONFERENCE CALL

Northern has recorded a conference call to discuss the acquisition. Those wishing to listen to the conference call may do so by going to the Company’s website under the News/Event section.

ADVISORS

Morgan Stanley & Co. LLC is Northern’s lead financial advisor. Bank of America is a co-advisor to Northern on the transaction. Kirkland & Ellis LLP is serving as Northern’s legal advisor. Tudor, Pickering, Holt & Co. is financial advisor to Veritas. Willkie Farr & Gallagher LLP is serving as Veritas’s legal advisor.

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is a company with a primary strategy of investing in non-operated minority working and mineral interests in oil & gas properties, with a core area of focus in the premier basins within the United States. More information about Northern Oil and Gas, Inc. can be found at www.northernoil.com.

ABOUT VERITAS ENERGY, LLC

Veritas Energy, LLC, an independent oil and natural gas company based in Fort Worth, Texas, with equity financing from affiliates of Carnelian Energy Capital Management, L.P. and Old Ironsides Energy, LLC and from the Veritas management team, is focused on leasing, developing and operating oil and gas properties, primarily in the Permian Basin. For more information, please visit www.veritasenergyllc.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, common stock dividends, including any increases thereto, business strategy, plans and objectives of management for future operations and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties and properties pending acquisition, the effects of the COVID-19 pandemic and related economic slowdown, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to consummate any pending acquisition transactions (including the transactions described herein), other risks and uncertainties related to the closing of pending acquisition transactions (including the transactions described herein), Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

Mike Kelly, CFA

Chief Strategy Officer

(952) 476-9800

ir@northernoil.com

Source: Northern Oil and Gas, Inc.